Exhibit 3.3

State of Delaware Secretary of State Dis Won of Corporations Dells erect 03:56 P\1 05 16 2018 FILED 03:56 PM 05 16 2018 SR 20183869'27 - File Number 6415756 Iris Grove Acquisition Corporation (the "Corporation"), a corporation organized and existing under the Delaware General Corporation Law, hereby certifies as follows: FIRST: by unanimous consent of the Board of Directors and by written consent of the shareholders, an amendment to the Certificate of Incorporation of the Corporation, as written below, was adopted in accordance with Section 242 of the Delaware General Corporation Law. SECOND: Article One to the Certificate of Incmporation shall be amended in its entirety to read as follows: "ARTICLE ONE NAME The name of the Corporation is CannAssist International Corporation" IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officers, on this 16th day of May 2018. IRIS GROVE ACQUISITION CORPORATION Attest: BY: ki-fi C40/55,(2.7, James Cassidy James Cassidy President Secretary CADATA\WP80600\WORK600\CERTAMENDNAMECANNASSIST.IRI.WPD